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                                                           2 MANHATTANVILLE ROAD
                                                         PURCHASE, NY 10577-2196

NEWS RELEASE

Media Contact:      Jack Cox, 914-397-1952

Analyst Contacts:   Carol Tutundgy, 914-397-1632
                    Rochelle Weitzner, 914-397-1623


      INTERNATIONAL PAPER REPORTS FOURTH QUARTER EARNINGS OF $.28 PER SHARE

January 24, 2001

Purchase, N.Y. -- International Paper reported earnings before special and extraordinary items of $145 million ($.28 per share) for the fourth quarter compared with earnings before special items of $227 million ($.55 per share) for the fourth quarter of 1999. Third-quarter 2000 earnings were $260 million ($.53 per share) before one-time charges.

For the year, International Paper reported earnings of $969 million ($2.16 per share) before special and extraordinary items, compared with 1999 full year net earnings of $551 million ($1.33 per share) before special and extraordinary items.

Fourth-quarter 2000 net sales were $7.2 billion compared with $6.3 billion for the same period in 1999. Sales in 2000 of $28.2 billion were up from $24.6 billion in sales for 1999 primarily due to the Champion acquisition.

"The slowing economy and rising energy costs hit during a period in which demand is traditionally soft for most of our product grades. And as demand fell, we maintained our commitment to keep our production in line with customer orders, which negatively impacted overall sales," said John Dillon, chairman and chief executive officer. "While many of these factors are continuing into the opening months of 2001, the steps we are taking will lead to a stronger International Paper for the long term."

John Faraci, executive vice president and CFO, will discuss earnings in a webcast at 1 p.m. EST today. It can be accessed through the company's Internet site, http://www.internationalpaper.com, under "Investor Information." Persons who wish to listen to the live webcast must pre-register at the site this morning. A replay of the webcast will also be available beginning at 3 p.m.
(EST) today.

International Paper has nearly completed its previously announced capacity rationalization and realignment initiative. The company has closed its Mobile, Ala. and Camden, Ark. mills, and completed the down-sizing of the Courtland, Ala. mill. The closure of the Lockhaven, Pa. mill is proceeding on schedule.

The integration of International Paper and Champion International is proceeding extremely well. The Champion merger synergies target has been increased by 20 percent, to $500 million. In the fourth quarter, realized synergies amounted to $70 million.








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International Paper, Continued.
Page 2



Asset sales are progressing rapidly as International Paper focuses on its three core businesses -- paper, packaging and forest products. The company has increased its asset sales target to $5 billion including forestlands, to be completed by the end of 2001.

The company has paid down $900 million in debt since the Champion acquisition and will continue to use cash proceeds from divestitures to pay down debt in 2001.

International Paper's financial discipline will result in the reduction of capital spending to $1.2 billion in the year 2001, which is about 60 percent of depreciation and amortization. The capital expenditure program in 2001 is 20 percent below the $1.4 billion spent in the year 2000.

Higher energy costs, particularly natural gas, in the fourth quarter significantly impacted earnings. Energy costs were $40 million higher in the fourth quarter compared with the third quarter and were $220 million higher on the year. In response to high gas prices, the company switched to alternative fuels where possible.

International Paper also took significant downtime in the fourth quarter to keep production in line with demand. The company idled more than 800,000 tons of capacity in the fourth quarter alone.

After special and extraordinary items, the company reported a loss of $371 million ($.85 per share) in the fourth quarter of 2000 compared with a net loss of $135 million ($.38 per share) in the third quarter of 2000 after special and extraordinary items. Special and extraordinary items in the fourth quarter amounted to a loss of $516 million ($1.13 per share) after taxes. This included charges of $752 million ($466 million after tax) primarily for the shutdown of excess capacity, a gain of $363 million ($181 million after taxes and minority interest) primarily for the sale of BBA and a loss of $373 million ($231 million after tax) for the impairment of assets held for sale.

Full year 2000 net earnings after special and extraordinary items were $142 million ($.32 per share). Net earnings for 1999 after special and extraordinary items were $183 million ($.44 per share).

PAPER

In the U.S. PRINTING AND COMMUNICATIONS PAPERS business, earnings reflect extensive downtime taken during the fourth quarter to balance production with weak demand in both uncoated paper and pulp. Much of the weakness was in printing and office papers grades.

In the EUROPEAN PAPERS business, demand was strong, especially in Eastern Europe, and pricing remained stable. In addition, backlog orders were good.

In the COATED AND SUPERCALENDERED PAPERS business, coated groundwood backlogs reflected typical seasonal weakening with demand driven largely by catalog and publication end uses. Coated freesheet, especially that which is driven by general commercial printing, became weaker in the period. Due to the strength of the U.S. dollar, imports were up.

In the company's distribution business, xpedx, the seasonal holiday slowdown and poor December weather led to lower results.

PACKAGING










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International Paper, Continued.
Page 3



In the INDUSTRIAL PACKAGING business, earnings were down due to softer domestic corrugated demand and much slower export shipments as a result of the strong U.S. dollar. Production was scaled back by nearly 25 percent during the quarter to match supply with demand. At the same time box prices have held steady during the fourth quarter in the U.S. and Europe. Demand will continue to be soft during the seasonally slower January and February time-frame.

In the CONSUMER PACKAGING & INDUSTRIAL PAPERS business, results were lower than expected due to weaker demand coupled with severe December weather in the south. The company reduced production of bleached board by more than 10 percent during the quarter to match supply with demand and prices have remained stable.

FOREST PRODUCTS

In the FOREST RESOURCES segment, stumpage prices for the quarter, for both pulpwood and sawtimber, were below third-quarter prices, continuing the decline which began in late 1999. Harvest volumes increased from third-quarter 2000, as wood inventories rose to reach seasonally higher winter targets.

The LUMBER AND ENGINEERED WOOD PRODUCTS business reported a loss in the quarter as a result of significant pricing pressure and weak demand resulting from lower housing starts -- which perpetuated the oversupply of product.

International Paper (http://www.internationalpaper.com) is the world's largest paper and forest products company. Businesses include paper, packaging, and forest products. As one of the largest private forest landowners in the world, the company manages its forests under the principles of the Sustainable Forestry Initiative (SFI'sm') program, a system that ensures the perpetual growing and harvesting of trees while protecting wildlife, plants, soil, air and water quality. Headquartered in the United States, International Paper has operations in nearly 50 countries, employs more than 117,000 people and exports its products to more than 130 nations.

                                     # # # #

This news release includes forward-looking statements within the meaning of the federal securities laws. A number of risks and uncertainties may cause actual results to differ materially from the expectations or results indicated by these forward-looking statements. These risks and uncertainties include, among other things, the level of interest rates, demand for our products, which may be affected by the relative strength of business activity domestically and abroad, whether initiatives relating to capacity rationalization will achieve anticipated results, whether additional merger synergies can be achieved, and whether asset sales will be realized within the anticipated time frame, and other factors included in our filings with the Securities and Exchange Commission.

All numbers stated are preliminary and unaudited.








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International Paper, Continued.
Page 4

                               INTERNATIONAL PAPER
                        SUMMARY OF CONSOLIDATED EARNINGS
                            Preliminary and Unaudited
            (In millions except for net sales and per share amounts)


                                                 THREE MONTHS ENDED                    TWELVE MONTHS ENDED
                                                    DECEMBER 31,                          DECEMBER 31,
                                            ------------------------------        ------------------------------
                                              2000                1999              2000                 1999    (k)
                                            ----------          ----------        ----------           ---------

Net Sales (In billions)                          $7.2                $6.3            $28.2               $24.6
                                            ----------          ----------        ----------           ---------

Earnings (Loss) Before Interest, Income
   Taxes, Minority Interest and
   Extraordinary Items                           (252)(b)             289(h)         1,539(e)              989(i)
      Interest expense, net                       251                 141              816                 541
                                            ----------          ----------        ----------           ---------

Earnings (Loss) Before Income Taxes,
   Minority Interest and Extraordinary
   Items                                         (503)(b)            148(h)            723(e)              448(i)

   Income tax provision (benefit)                (232)(b)             22(h)            117(e)               86(i)

   Minority interest expense, net of taxes         50(b)              46(h)            238(e)              163(i)
                                            ----------          ----------        ----------           ---------

Earnings (Loss) Before Extraordinary Items       (321)(b)             80(h)            368(e)              199(i)

     Net Gain on Sales of Investments and
          Businesses, net of  taxes               181(c)                -              315(f)               -

   Impairment Losses on Businesses to be
      Sold, net of taxes                         (231)(d)               -             (541)(g)              -

   Loss on Extinguishment of Debt                   -                   -                -                 (16)(j)
                                            ----------          ----------        ----------           ---------

Net Earnings (Loss)                             $(371)(b,c,d)        $80(h)           $142(e,f,g)         $183(i,j)
                                            ==========          ==========        ==========           =========

Earnings (Loss) Per Common Share Before
   Extraordinary Items                         $(0.67)(b)          $0.19(h)          $0.82(e)            $0.48(i)

Earnings (Loss) Per Common Share -
   Extraordinary Items                          (0.10)(c,d)             -            (0.50)(f,g)         (0.04)(j)
                                            ----------          ----------        ----------           ---------

Earnings (Loss) Per Common Share               $(0.77)(a,b,c,d)    $0.19(h)          $0.32(a,e,f,g)      $0.44(i,j)
                                            ==========          ==========        ==========           =========

Earnings (Loss) Per Common Share -
    Assuming Dilution                          $(0.77)(a,b,c,d)    $0.19(h)          $0.32(a,e,f,g)      $0.44(i,j)
                                            ==========          ==========        ==========           =========

Weighted-Average Shares of Common
   Stock Outstanding                            481.4              413.3             449.6               413.0
                                            ==========          ==========        ==========           =========


(a) In order for the year-to-date earnings per share to equal the sum of the quarters, a loss of $.85 is required in the fourth quarter. The sum of each quarter's earnings (loss) per share for 2000 calculated on the basis of the weighted-average shares outstanding during each of the respective quarters is $.18 per share higher than the twelve months year-to-date earnings per share calculated based on the year-to-date weighted-average number of shares outstanding. This is a result of 68.7 million shares being issued in June 2000 related to the Champion acquisition. On a stand alone basis, the fourth quarter loss per share, inclusive of special and extraordinary items was $.77 per share. However, in order for the quarterly earnings per share to add to the year-to-date earnings per share, a loss of $.85 per share is required.






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International Paper, Continued.
Page 5


         Continued:

(b) Includes a pre-tax charge of $35 million ($21 million after taxes) for Union Camp and Champion merger- related items, a charge of $745 million ($462 million after taxes and minority interest) for shutdown and restructuring reserves, and a $28 million pre-tax credit ($17 million after taxes) for the reversal of reserves no longer required.

(c) Includes an extraordinary pre-tax gain of $368 million ($183 million after taxes) related to the sale of Bush Boake Allen, and an extraordinary loss of $5 million before taxes and minority interest ($2 million after taxes and minority interest) related to Carter Holt Harvey's sale of its Plastics division.

(d) Includes an extraordinary pre-tax charge of $373 million ($231 million after taxes) related to impairments of our Argentine investments, as well as the Natchez Mill and Fine Papers business to be sold.

(e) Includes a pre-tax charge of $941 million ($584 million after taxes and minority interest) for asset shutdowns of excess internal capacity, restructuring reserves, and additions to existing Masonite litigation reserves, a $62 million pre-tax charge ($38 million after taxes) for Union Camp and Champion merger related items, and a $34 million pre-tax credit ($21 million after taxes) for the reversal of reserves no longer required.

(f) Includes an extraordinary gain of $385 million before taxes and minority interest expense ($134 million after taxes and minority interest expense) on the sale of our investment in Scitex and Carter Holt Harvey's sale of its share of COPEC, an extraordinary pre-tax gain of $368 million ($183 million after taxes) related to the sale of Bush Boake Allen, and an extraordinary loss of $5 million before taxes and minority interest ($2 million after taxes and minority interest) related to Carter Holt Harvey's sale of its Plastics division.

(g) Includes an extraordinary pre-tax charge of $833 million ($541 million after taxes) related to impairments of the Zanders, Masonite, Argentine, Natchez Mill and Fine Papers businesses to be sold.

(h) Includes a $185 million pre-tax charge ($111 million after taxes and minority interest) for restructuring and other charges, a $30 million pre-tax charge ($18 million after taxes) for Union Camp merger integration costs, and a $30 million pre-tax charge ($18 million after taxes) for the establishment of additional legal reserves.

(i) Includes a pre-tax charge of $255 million ($175 million after taxes) for Union Camp merger integration costs, a $338 million pre-tax charge ($204 million after taxes and minority interest expense) for restructuring and other charges, and a $36 million pre-tax credit ($27 million after taxes) for the reversal of reserves no longer required.

(j) Includes an extraordinary pre-tax charge of $26 million ($16 million after taxes) for the refinancing of high interest Union Camp debt, which International Paper assumed under the merger agreement.

(k)      Amounts have been restated to reflect the merger with Union Camp.

Page 6

                               INTERNATIONAL PAPER
                            SALES BY INDUSTRY SEGMENT
                            Preliminary and Unaudited
                                  (In Millions)


                                                          THREE MONTHS ENDED                  TWELVE MONTHS ENDED
                                                             DECEMBER 31,                        DECEMBER 31,
                                                    -------------------------------      ------------------------------
                                                        2000             1999                2000             1999
                                                    --------------   --------------      -------------    -------------

Printing & Communications Papers (1)                       $2,250           $1,525             $7,960           $5,840
Industrial & Consumer Packaging                             1,905            1,835              7,625            7,050
Distribution                                                1,875            1,735              7,255            6,850
Chemicals & Petroleum                                         310              375              1,395            1,455
Forest Products                                               915              780              3,465            3,205
Carter Holt Harvey                                            370              430              1,675            1,605
Less: Intersegment Sales (1) (2)                             (397)            (386)            (1,195)          (1,432)
                                                    --------------   --------------      -------------    -------------
                                                           $7,228           $6,294            $28,180          $24,573
                                                    ==============   ==============      =============    =============


(1) Certain reclassifications and adjustments have been made to prior year amounts.

(2) Includes results from operations of Champion International Corporation acquired on June 20, 2000. Beginning on July 1, 2000, the results of the former Champion business have been included in the appropriate business segment.









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International Paper, Continued.
Page 7


                               INTERNATIONAL PAPER
                          EARNINGS BY INDUSTRY SEGMENT
                            Preliminary and Unaudited
                                  (In Millions)


                                                               THREE MONTHS ENDED             TWELVE MONTHS ENDED
                                                                  DECEMBER 31,                    DECEMBER 31,
                                                            -------------------------     -----------------------------
                                                              2000           1999           2000              1999
                                                            ----------     ----------     ----------      -------------

Printing & Communications Papers                                $ 266         $  140         $  959             $  254
Industrial & Consumer Packaging                                   149            193            773                562
Distribution                                                       23             29            120                105
Chemicals & Petroleum                                              43             39            161                124
Forest Products                                                   110            176            602                724
Carter Holt Harvey                                                 10             19             71                 39
Corporate (1)                                                                                    26
                                                            ----------     ----------     ----------      -------------
Operating Profit                                                  601            596          2,712              1,808
Interest expense, net                                            (251)          (141)          (816)              (541)
Minority interest adjustment                                       14             32            108                 74
Corporate items, net                                             (115)           (91)          (312)              (336)
Restructuring and other charges                                  (745)          (218)          (941)              (338)
Merger integration costs                                          (35)           (30)           (62)              (255)
Reversal of reserves no longer required                            28                            34                 36
                                                            ----------     ----------     ----------      -------------
Earnings before income taxes, minority
  interest and extraordinary items                              $(503)         $ 148         $  723             $  448
                                                            ==========     ==========     ==========      =============


(1) Includes results from operations of Champion International Corporation acquired on June 20, 2000. Beginning on July 1, 2000, the results of the former Champion businesses have been included in the appropriate business segment.

Page 8



                               INTERNATIONAL PAPER
                              PRODUCTION BY PRODUCT
                                   (UNAUDITED)


                                                      2000            1999           1998

Printing Papers (In thousands of tons)
     White Papers and Bristols (a)(e)             6,046          5,393           5,188
     Coated Papers (e)                            2,020          1,308           1,241
     Market Pulp (b) (e)                          2,584          2,082           2,020
     Newsprint                                    109            100             95

Packaging
     Containerboard (a)                           4,454          4,837           4,670
     Bleached Packaging Board                     2,113          2,122           2,148
     Industrial Papers                            993            898             894
     Industrial and Consumer Packaging (a)(c)     5,240          5,112           4,919

Specialty Products (In thousands of tons)
     Tissue                                       164            158             148

Forest Products (In millions)
     Panels (d)(e)                                2,620          2,106           1,818
     Lumber (e)                                   3,372          2,927           2,726
     MDF                                          335            209             297
     Particleboard                                380            196             195


(a) Certain reclassifications and adjustments have been made to current and prior year amounts.
(b) Excludes market pulp purchases.
(c) A significant portion of the tonnage was fabricated from paperboard and paper produced at International Paper's own mills and included in the containerboard, bleached packaging board and industrial papers amounts in this table.
(d) Panels include plywood and oriented strand boards.
(e) Includes Champion for third and fourth quarter 2000.







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International Paper, Continued.
Page 9

                           INTERNATIONAL PAPER COMPANY
                           CONSOLIDATED BALANCE SHEET
                            PRELIMINARY AND UNAUDITED
                                  (IN MILLIONS)


                                                                           DECEMBER 31,                       DECEMBER 31,
                                                                               2000                              1999
                                                                        --------------------            --------------------

ASSETS
Current Assets
  Cash and Temporary Investments                                                    $ 1,198                          $   453
  Accounts and Notes Receivable, net                                                  3,433                            3,227
  Inventories                                                                         3,182                            3,203
  Other Current Assets                                                                2,237(a)                           358
                                                                        --------------------                    -------------
                                                                                     10,050                            7,241
                                                                        --------------------                    -------------

Plants, Properties and Equipment, Net                                                16,106                           14,381
Forestlands                                                                           5,966                            2,921
Investments                                                                             268                            1,044
Goodwill                                                                              6,295                            2,596
Deferred Charges and Other Assets                                                     3,135                            2,085
                                                                        --------------------                    -------------
Total Assets                                                                        $41,820                          $30,268
                                                                        ====================                    =============

LIABILITIES AND COMMON SHAREHOLDERS' EQUITY
Current Liabilities
   Notes payable and current maturities                                             $ 2,150                          $   920
   Accounts Payable and Accrued Liabilities                                           4,970(a)                         3,462
                                                                        --------------------                    -------------
      Total Current Liabilities                                                       7,120                            4,382
                                                                        --------------------                    -------------

Long-Term Debt                                                                       12,591                            7,520
Deferred Income Taxes                                                                 4,712                            3,344
Other Liabilities                                                                     2,189                            1,332
Minority Interest                                                                     1,355                            1,581
Preferred Securities                                                                  1,805                            1,805

Common Shareholders' Equity
   Invested Capital                                                                   5,740                            3,691
   Retained Earnings                                                                  6,308                            6,613
                                                                        --------------------                    -------------
      Total Common Shareholders' Equity                                              12,048                           10,304
                                                                        --------------------                    -------------
Total Liabilities and Common Shareholders' Equity                                   $41,820                          $30,268
                                                                        ====================                    =============


(a) Includes assets and/or liabilities of businesses to be sold.